EXHIBIT 4.3
Execution Version
FIRST SUPPLEMENTAL INDENTURE
First Supplemental Indenture (this “Supplemental Indenture”), dated as of September 28, 2026, is among Global Energy Services Alliance, LLC, a Texas limited liability company, and Baseload Power Generation Parts and Services, LLC, a Texas limited liability company (each, a “Guaranteeing Subsidiary”), Solaris Energy Infrastructure, LLC, a Delaware limited liability company (the “Issuer”), Solaris Energy Infrastructure, Inc., a Delaware corporation (the “Parent”), the other Guarantors (as defined in the Indenture referred to herein) and U.S. Bank Trust Company, National Association, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H:
WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of May 12, 2026 providing for the issuance of 6.375% Senior Notes due 2031 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances each Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which such Guaranteeing Subsidiary shall unconditionally Guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (each, a “Note Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    Agreement to Guarantee. Each Guaranteeing Subsidiary hereby unconditionally Guarantees all of the Issuer’s Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in the Indenture including but not limited to Article X thereof.
3.    No Recourse Against Others. No director, officer, partner, employee, incorporator, manager or unitholder or other owner of Capital Stock of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
4.    NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.
5.    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
6.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

7.    The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each Guaranteeing Subsidiary, the other Guarantors and the Issuer.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

GLOBAL ENERGY SERVICES ALLIANCE, LLC

By: /s/ Stephan E. Tompsett
    Name: Stephan E. Tompsett
    Title: Chief Financial Officer

BASELOAD POWER GENERATION PARTS AND SERVICES, LLC

By: /s/ Stephan E. Tompsett
    Name: Stephan E. Tompsett
    Title: Chief Financial Officer

SOLARIS ENERGY INFRASTRUCTURE, LLC

By: /s/ Stephan E. Tompsett
    Name: Stephan E. Tompsett
    Title: Chief Financial Officer

SOLARIS ENERGY INFRASTRUCTURE, INC.
SOLARIS TRANSPORTATION, LLC
SOLARIS OILFIELD TECHNOLOGIES, LLC
SOLARIS OILFIELD SITE SERVICES OPERATING, LLC
SOLARIS OILFIELD EARLY PROPERTY, LLC
SOLARIS POWER SOLUTIONS, LLC
SOLARIS POWER SOLUTIONS STATELINE OPERATING, LLC
SOLARIS LOGISTICS, LLC
SOLARIS OILFIELD SITE SERVICES PERSONNEL LLC
SOLARIS POWER DISTRIBUTION SOLUTIONS, LLC
PROJECT G BUYER, LLC
SOLARIS RESOLUTE, LLC
SOLARIS GSD I, LLC

By: /s/ Stephan E. Tompsett
    Name: Stephan E. Tompsett
    Title: Chief Financial Officer

[Signature Page to First Supplemental Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By: /s/ Michael K. Herberger
    Authorized Signatory
[Signature Page to First Supplemental Indenture]